Sunworks Appoints Paul C. McDonnel as Chief Financial Officer

Seasoned Financial Executive with Significant Operational Experience Joins Sunworks

ROSEVILLE, Calif. September 6, 2016 - Sunworks, Inc. (Nasdaq: SUNW), a provider of solar power solutions for commercial and residential markets, today announced that Paul C. McDonnel has been appointed Chief Financial Officerof the company, effective September 6, 2016, reporting directly to Chief Executive Officer, Jim Nelson. McDonnel succeeds Tracy Welch, who announced his resignation on Friday, September 2.

Mr. McDonnel, a seasoned financial and executive leader, brings more than 30 years of experience to Sunworks including an extensive background with public company finance and accounting, executive suite-level operations management, acquisitions and sales. He began his career at Arthur Andersen & Co. and has since served in numerous C-level positions. Most recently, McDonnel was President of Vulcan Precision Linings where he grew sales by 35% year-over-year, strengthened the company’s cash position and returned capital to investors through a share repurchase program. Prior to Vulcan, McDonnel served as COO of Franklin Covey Products, LLC where he assisted the CEO in rapidly improving cash flow, reducing overhead costs and restructuring operations which resulted in a $5.7 million increase in EBITDA in the first year of implementation.

“We are thrilled to welcome Paul to Sunworks where he will undoubtedly make an immediate impact as we continue to build on our business momentum, work to accelerate our growth trajectory and further capitalize on organic and strategic opportunities to scale our business,” said Jim Nelson, Chief Executive Officer of Sunworks. “Over the course of his career, Paul has established himself as an instrumental part of taking organizations to the next level, and has an impressive track record of proven results.”

“It is a tremendous opportunity for me to join Sunworks at such an exciting and vital time,” Mr. McDonnel said. “The Sunworks team has achieved enormous success in establishing and growing its brand within the solar industry, and I look forward to advancing their ongoing efforts and further positioning Sunworks as an industry leader.”

Mr. McDonnel holds a Bachelor of Science and a Master of Arts in Accounting from Brigham Young University and is a Certified Public Accountant.

After having made significant contributions to the company as Sunworks’ CFO since February 2015,Welch will work closely with McDonnel to ensure a seamless transition.

“Tracy has demonstrated tremendous leadership over the past 18 months, overseeing a period of significant growth and expansion for Sunworks,” commented Mr. Nelson. “Tracy leaves Sunworks a stronger company and well-positioned to deliver long-term value for our shareholders.”

About Sunworks, Inc.

Sunworks, a leading provider of solar power solutions, is focused on the design, installation and management of solar power systems for commercial, agricultural and residential customers. Sunworks, is one of the fastest growing solar systems providers in the western United States, delivering 2.5 kilowatt to multi-megawatt commercial systems. The Company’s mission is to further the widespread adoption of solar power by deploying affordable, state-of-the-art systems and developing breakthrough new solar technologies. The Company’s focus is on putting the customer first, providing the best value systems in the industry, and delivering on what is promised.

To learn more about Sunworks, visit our website at http://www.Sunworksusa.com.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These risks include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products, and prospects for sales, failure to commercialize our technology, failure of technology to perform as expected, failure to earn profit or revenue, higher costs than expected, persistent operating losses, ownership dilution, inability to repay debt, failure of acquired businesses to perform as expected, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

Investor Relations Contact:

Rob Fink/John Roginski

Hayden IR

646-415-8972 / 570-569-2479

rob@haydenir.com / john@haydenir.com

Public Relations Contact:

Coltrin & Associates (on behalf of Sunworks)

Caleb Cluff

212-221-1616caleb_cluff@coltrin.com